EXHIBIT 24.2

BDO SEIDMAN LLP Accountants and Consultants 90 Woodbridge Center Drive, Suite 710 Woodbridge, New Jersey 07095 Telephone: (732) 750-0900 Fax: (732) 750-1222

K-Tronik International Corp.
Hackensack, NJ

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 7, 2002, relating to the consolidated financial statements of K-Tronik International Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey

October 15 , 2003